As filed with the Securities and Exchange Commission on May 15, 2023.
File No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Fortrea Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	92-2796441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Moore Drive Durham, North Carolina	27709
(Address of principal executive offices)	(Zip Code)
877-495-0816
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORTREA HOLDINGS INC.
INFORMATION REQUIRED AND INCORPORATED BY REFERENCE IN FORM 10
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the information statement filed herewith as Exhibit 99.1.
Item 1.Business.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Business,” “Certain Relationships and Related Transactions,” “Relationship With Labcorp After the Spinoff” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Those sections are incorporated herein by reference.
Item 3.Properties.
The information required by this item is contained under the section of the information statement entitled “Business—Properties.” That section is incorporated herein by reference.
Item 4.Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6.Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management—Compensation Committee Interlocks and Insider Participation,” “Management—Director Compensation” and “Executive Compensation.” Those sections are incorporated herein by reference.
Item 7.Certain Relationships and Related Transactions, and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Certain Relationships and Related Transactions,” “Relationship With Labcorp After the Spinoff” and “Management.” Those sections are incorporated herein by reference.
Item 8.Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.

Item 9.Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Spinoff,” “Dividend Policy,” “Security Ownership of Certain Beneficial Owners and Management” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 10.Recent Sales of Unregistered Securities.
The information required by this item is contained under the section of the information statement entitled “Description of Certain Indebtedness.” That section is incorporated herein by reference.
Item 11.Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Capital Stock.” Those sections are incorporated herein by reference.
Item 12.Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13.Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.
Item 14.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
The information required by this item is contained under the section of the Information Statement entitled “Change in Labcorp’s Independent Registered Public Accounting Firm.” That section is incorporated herein by reference.

Item 15.Financial Statements and Exhibits.
(a)Financial Statements
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b)Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1†	Form of Separation and Distribution Agreement
3.1	Certificate of Incorporation of the registrant
3.2	Certificate of Amendment of the Certificate of Incorporation of the registrant
3.3	Amended and Restated By-Laws of the registrant
3.4	Form of Amended and Restated Certificate of Incorporation of the registrant
3.5	Form of Amended and Restated By-Laws of the registrant
10.1†	Form of Tax Matters Agreement
10.2†	Form of Employee Matters Agreement
10.3†	Form of Transition Services Agreement
10.4†	Clinical Development and Laboratory Services Agreement
10.5†	Executive Employment Agreement by and between Thomas H. Pike and Laboratory Corporation of America dated January 4, 2023
10.6	Form of Fortrea Inc. Master Senior Executive Severance Plan
10.7	Form of Fortrea Holdings Inc. 2023 Omnibus Incentive Plan
10.8	Form of Fortrea Holdings Inc. Employee Stock Purchase Plan
10.9*	Form of Deferred Compensation Plan
16.1	Letter from PricewaterhouseCoopers LLP
21.1	List of Subsidiaries
99.1	Information Statement, Subject to Completion, dated May 15, 2023
99.2*	Form of Notice of Internet Availability of Information Statement Materials.
__________________
†Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.
*       To be filed by amendment

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Sandra van der Vaart
Name: Sandra van der Vaart
Title: President and Secretary
Date:   May 15, 2023